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                                                                     Exhibit 3.4

                              ARTICLES OF AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                       MURDOCK COMMUNICATIONS CORPORATION

          MURDOCK COMMUNICATIONS CORPORATION, a corporation organized and existing under and by virtue of the Iowa Business Corporation Act (the "Corporation"),

DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Restated Articles of Incorporation of the Corporation be amended by deleting the current text of the first paragraph of Article III thereof and substituting in lieu thereof the following:

                                   ARTICLE III

          The total number of shares of stock which the Corporation has authority to issue is 41,000,000 consisting of:

          (i) 40,000,000 shares of Common Stock of no par value (the "Common Stock"); and

          (ii) 1,000,000 shares of Preferred Stock of no par value (the "Preferred Stock").

          SECOND: The Articles of Amendment were approved by the shareholders of the Corporation in accordance with section 1003 of the Iowa Business Corporation Act at the annual meeting of shareholders held on May 25, 1999. The number of outstanding shares of Common Stock on April 9, 1999, the record date for the annual meeting, and the number of votes indisputedly represented at the annual meeting are as follows:

               SHARES OUT-   SHARES REPRE-
               OUTSTANDING   SENTED AT MEETING

               10,329,867    9,431,397

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          The total number of undisputed votes cast for the Articles of
Amendment was:

               VOTES         VOTES
               FOR           AGAINST

               9,352,223     57,434

          THIRD: The effective date and time of this document is the date and time of filing with the Iowa Secretary of State.

          IN WITNESS WHEREOF, the Corporation has caused the Articles of Amendment to be signed by Thomas E. Chaplin, its Chief Executive Officer, and attested by Paul C. Tunink, its Secretary, on this 27th day of May, 1999.

                                              MURDOCK COMMUNICATIONS CORPORATION


                                              BY /s/ Thomas E. Chaplin
                                                 -------------------------------
                                                     Thomas E. Chaplin,
                                                     Chief Executive Officer


                                                     Attest:


                                                 /s/ Paul C. Tunink
                                                 -------------------------------
                                                     Paul C. Tunink, Secretary

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